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                                                                    EXHIBIT 10.9

                            SUBORDINATED LOAN AGREEMENT

                                    between

                             VIDEOTRON (1998) LTEE
                                 (As Borrower)

                                      and

                              QUEBECOR MEDIA INC.
                                  (As Lender)

                          DATED AS OF JANUARY 16, 2004
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                               TABLE OF CONTENTS

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
                                                                                        PAGE
                                                                                      --------
1.      INTERPRETATION.............................................................       1
        1.1            Definitions.................................................       1
        1.2            Headings....................................................       3
        1.3            References..................................................       3
        1.4            Preamble....................................................       3

2.      THE SUBORDINATED LOAN......................................................       3
        2.1            Subordinated Loan...........................................       3
        2.2            Interest....................................................       4
        2.3            Payment of Principal and Interest...........................       4
        2.4            Ranking.....................................................       4
        2.5            Optional Prepayment.........................................       4
        2.6            Interest on Overdue Payments................................       4
        2.7            Manner of Payment...........................................       5
        2.8            Application of Payments.....................................       5

3.      REPRESENTATIONS AND WARRANTIES.............................................       5
        3.1            Representations and Warranties..............................       5

4.      COVENANTS..................................................................       6
        4.1            Affirmative Covenants                                              6

5.      EVENTS OF DEFAULT..........................................................       7
        5.1            Events of Default...........................................       7
        5.2            Performance by the Lender...................................       8
        5.3            Remedies Upon Event of Default..............................       9

6.      MISCELLANEOUS..............................................................       9
        6.1            Waiver......................................................       9
        6.2            Severability................................................       9
        6.3            Binding Effect and Assignment...............................       9
        6.4            Entirety....................................................      10
        6.5            Indemnity...................................................      10
        6.6            Remedies Cumulative.........................................      10
        6.7            Term of Agreement...........................................      10
        6.8            Address for Notice..........................................      10
        6.9            Governing Law and Jurisdiction..............................      11
        6.10           Inconsistent Provisions.....................................      11
        6.11           Counterparts................................................      12
        6.12           Default by Lapse of Time....................................      12
        6.13           Language....................................................      12

SCHEDULE A PROMISSORY NOTE.........................................................      13

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    SUBORDINATED LOAN AGREEMENT dated as of January 16, 2004:

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
BETWEEN:                                VIDEOTRON (1998) LTEE, a company incorporated under the laws of Quebec, with its registered office at 300 Viger Avenue
                                        East, Montreal, province of Quebec, H2X 3W4,

                                        (the "BORROWER");

AND:                                    QUEBECOR MEDIA INC., a company incorporated under the laws of Quebec, with its registered office at 300 Viger Avenue
                                        East, Montreal, province of Quebec, H2X 3W4,

                                        (the "LENDER");

    WHEREAS the Borrower has requested that the Lender provide the Borrower with a subordinated loan in the principal amount of one billion and one hundred million dollars ($1,100,000,000.00) and the Lender has agreed to provide such subordinated loan to the Borrower, upon the terms and subject to the conditions hereinafter set forth;

    THE PARTIES HEREBY AGREE AS FOLLOWS:

1.  INTERPRETATION

    1.1     DEFINITIONS

    In this Agreement, unless the context otherwise requires, the following terms shall have the meanings respectively ascribed to them in this
    Section 1.1:

    "AGREEMENT" means the present subordinated loan agreement between the Borrower and the Lender dated as of January 16, 2004 (as same may be amended, restated or otherwise modified from time to time);

    "BUSINESS DAY" means a day, other than a Saturday or a Sunday, on which banks in Montreal, Quebec are open for business in that city;

    "CLOSING DATE" means January 16, 2004, at which time the Subordinated Loan shall be advanced to the Borrower, in its entirety, by the Lender;

    "CREDIT AGREEMENT" means the credit agreement dated as of November 28, 2000, as amended from time to time, among Videotron ltee (as borrower thereunder), Royal Bank of Canada, as administrative agent and the lenders thereunder.

    "DEFAULT" means any of the events specified in Section 5.1, regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary in order to constitute such event an Event of Default;

    "DOLLARS", and "$" means the lawful currency of Canada;

    "EVENT OF DEFAULT" has the meaning ascribed to that term in Section 5.1;

    "INTEREST INSTALLMENT" means the amount of interest due in respect of each Interest Period and payable on the Interest Payment Date;

    "INTEREST PAYMENT DATE" means June 20 and December 20 of each year, provided that the first Interest Payment Date shall be on June 20, 2004 and the last Interest Payment Date shall be on the Principal Payment Date (to the extent any amounts in interest then remain unpaid);

    "INTEREST PERIOD" means each of the six-month period ending on June 20 and December 20 of each year; except for the first Interest Period, which shall begin on January 16, 2004 and end on June 20, 2004, and the last Interest Period which shall end on the Principal Payment Date.

    "LOAN DOCUMENTS" means this Agreement and the Promissory Note, all as amended, supplemented, restated or replaced from time to time;

    "MATURITY DATE" means January 16, 2019;

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    "OBLIGATIONS" means:

         (i) the prompt payment, as and when due and payable, of all amounts in principal, interest fees, costs or otherwise now or hereafter owing by the Borrower to the Lender under, or pursuant to, the Loan Documents; and

        (ii) the strict performance and observance by the Borrower of all agreements, warranties, representations, covenants and conditions of the Borrower made under, or pursuant to, the Loan Documents.

    "PERSON" means any individual, company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Authority;

    "PRINCIPAL INSTALLMENT" means the payment of principal due on the Principal Payment Date;

    "PRINCIPAL PAYMENT DATE" means, in respect of the principal payment due hereunder, at the latest the Maturity Date, to the extent any amounts in principal of the Subordinated Loan then remain unpaid;

    "PROMISSORY NOTE" means the promissory note remitted by the Borrower to the Lender pursuant to Section 2.1 herein, substantially in the form of SCHEDULE A attached hereto;

    "SUBORDINATED LOAN" shall have the meaning ascribed to it in Section 2.1;

    "SUBORDINATION AGREEMENTS" shall mean the subordination agreements entered into between the Borrower and the Lender concurrently with the execution of this Agreement;

    1.2     HEADINGS

    The headings of the Articles, Sections, Subsections or Paragraphs herein are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

    1.3     REFERENCES

    Unless the context otherwise requires or unless otherwise provided, all references to Articles, Sections, Subsections, Paragraphs and Schedules are to Articles, Sections, Subsections, Paragraphs and Schedules to, this Agreement. The words "hereto", "herein", "hereof", "hereunder" and similar expressions mean and refer to this Agreement.

    1.4     PREAMBLE

    Unless the context otherwise requires, the preamble forms an integral part hereof.

2.  THE SUBORDINATED LOAN

    2.1     SUBORDINATED LOAN

    Relying on each of the representations and warranties set out in Article 3 and subject to the terms and conditions herein contained, the Lender agrees to make available, on the Closing Date, to the Borrower, by way of a single advance, a subordinated loan in the amount of one billion and one hundred million dollars ($1,100,000,000.00) upon receipt of the Promissory Note for the amount of such subordinated loan duly executed by the Borrower in favour of the Lender (the "SUBORDINATED LOAN").

    2.2     INTEREST

    The Subordinated Loan shall bear interest on the unpaid principal amount of the Subordinated Loan from and after the Closing Date to the Borrower until the Subordinated Loan is repaid in full to the Lender at an annual interest rate equal to 10.75% (the "INTEREST RATE"). The interest shall accrue daily and shall be payable in arrears on a bi-annual basis in accordance with
    Section 2.3.

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    2.3     PAYMENT OF PRINCIPAL AND INTEREST

    Subject to the terms and conditions of this Agreement, the Borrower shall repay the Subordinated Loan and accrued interest thereon to the Lender by way of thirty (30) Interest Installments and one Principal Installment, the Interest Installment to become due and payable on each Interest Payment Date, and the Principal Installment to become due and payable on the Principal Payment Date. On the Maturity Date, all amounts remaining unpaid with respect to the Subordinated Loan, including principal, interest and costs shall become due and payable.

    2.4     RANKING

    The Obligations of the Borrower hereunder are subordinated in right of payment to the prior payment in full of all existing and future indebtedness of the Borrower under or in connection with the Credit Agreement or as permitted by the terms of such Credit Agreement. The holders of all other senior indebtedness of the Borrower will be entitled to receive payment in full of all amounts due on or in respect of all other existing and future senior indebtedness of the Borrower before the Lender is entitled to receive or retain payment of principal hereunder or as permitted by the terms of such senior indebtedness.

    2.5     OPTIONAL PREPAYMENT

    The Borrower may, without penalty, prepay the Subordinated Loan outstanding with accrued interest thereon, provided however that no amounts are then outstanding under the Credit Agreement or all other senior indebtedness of the Borrower or as permitted by the terms of such Credit Agreement or senior indebtedness.

    Any amount prepaid by the Borrower pursuant to this Section 2.5 may not be re-borrowed under this Agreement and shall constitute a permanent reduction of the Subordinated Loan.

    2.6     INTEREST ON OVERDUE PAYMENTS

    In the event that any amount of principal of, or interest on, the Subordinated Loan is not paid by the Borrower in full when due (whether at stated maturity, by acceleration or otherwise), the Borrower shall pay, on demand, interest on such unpaid amount, from the date such amount becomes due until the date such amount is paid in full, at the rate determined in
    Section 2.2 plus 2.0%. If any other amount payable by the Borrower under any Loan Document is not paid in full when due, the Borrower shall pay, on demand, interest on such unpaid amount from the date such amount becomes due until the date such amount is paid in full at an annual interest rate determined in Section 2.2 plus 2.0%.

    2.7     MANNER OF PAYMENT

    All payments of principal of, and interest on, the Subordinated Loan shall be made by the Borrower to the Lender, before 11:00 a.m., Montreal time, on the due date thereof in immediately available funds at the registered office of the Lender located at 300 Viger Avenue East, Montreal, province of Quebec, H2X 3W4, or at such other place as the Lender may designate in writing. Any payment received after 11:00 a.m., Montreal time, shall be deemed to have been received on the next succeeding Business Day. If the principal of or interest on the Subordinated Loan, or any other amount payable by the Borrower under this Agreement, becomes due and payable on a day that is not a Business Day, the payment date or the maturity date thereof shall be the next following Business Day.

    2.8     APPLICATION OF PAYMENTS

       2.8.1 All payments made by the Borrower pursuant to this Agreement shall be applied in each instance in the following order:

           (1) first, to the amount of interest due and payable on the Subordinated Loan;

           (2) second, to the amount due and payable as principal of the Subordinated Loan; and

           (3) third, to any other amount due and payable pursuant to the Loan Documents.

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       2.8.2    Following the occurrence of an Event of Default which is
              continuing or following the Maturity Date, the Borrower hereby irrevocably waives the right to direct the application of any and all such payments received from or on behalf of the Borrower, and the Borrower hereby irrevocably agrees that the Lender shall have the continuing exclusive right to apply any and all such payments against the Borrower's obligations under the Loan Documents as the Lender may deem advisable.

3.  REPRESENTATIONS AND WARRANTIES

    3.1     REPRESENTATIONS AND WARRANTIES

    The Borrower represents and warrants to the Lender that:

       3.1.1 Incorporation and Good Standing. The Borrower is a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation and is qualified to carry on its activities in each jurisdiction in which it carries on its activities.

       3.1.2 Authorization and Capacity. The Borrower has the capacity and authority to enter into the Loan Documents and it has taken all measures and actions necessary to authorize the Borrower to execute and deliver the Loan Documents and to perform the obligations resulting from the Loan Documents. The Borrower also has the power to own its assets and to carry on the activities it now carries on.

       3.1.3 No Conflicts or Consents. Neither the execution and delivery of the Loan Documents, nor the consummation of any of the transactions therein contemplated, nor compliance with the terms and provisions thereof, shall contravene or conflict with any provision of law, statute or regulation to which the Borrower is subject or any judgment, license, order or permit applicable to the Borrower or any agreement or instrument to which the Borrower is a party or by which the Borrower is bound.

       3.1.4 No Default. The Borrower is not in breach of or in default under, and no event or omission has occurred which, with the giving of notice or lapse of time or otherwise, might constitute a breach of, or default under, any material agreement or instrument to which the Borrower is a party or by which the Borrower is bound.

       3.1.5 Survival of Representations and Warranties. All representations and warranties by the Borrower made in the Loan Documents shall survive delivery of the Loan Documents and the disbursement of the Subordinated Loan and any investigation at any time made by or on behalf of the Lender shall not diminish or otherwise affect the Lender's right to rely thereon.

4.  COVENANTS

    4.1     AFFIRMATIVE COVENANTS

    The Borrower covenants and agrees with the Lender as follows:

       4.1.1 Payment and Performance of Obligations. The Borrower shall duly and punctually pay all amounts, comply with all covenants and perform all other obligations on its part required to be paid, complied with or performed under the terms of the Loan Documents.

       4.1.2 Maintenance of Existence. The Borrower shall preserve and maintain its existence, licenses, rights, permits and privileges and all authorizations, consents, approvals, orders, licenses, permits, exemptions from or registrations or qualifications with any court or governmental authority that are necessary or materially valuable in the operation of its business.

       4.1.3 Compliance with Applicable Laws. The Borrower shall comply and cause its property and assets to comply with all applicable laws in all material respects.

       4.1.4 Certain Notices. The Borrower shall promptly give written notice to the Lender of the occurrence of any Default or Event of Default or of any action, claim, delegation, proceeding or

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              dispute affecting the Borrower which might have a material adverse effect on it, its property or its financial condition and the Borrower shall provide to the Lender, from time to time, with all reasonable information requested by the Lender concerning the status of any such action, claim, litigation, proceeding or dispute.

       4.1.5 Further Assurances. The Borrower shall make, execute or endorse, and acknowledge and deliver or file all such documents, and take any and all such other action, as the Lender may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents or the obligations of the Borrower thereunder.

       4.1.6 Other Information. The Borrower shall promptly furnish to the Lender such other information respecting its operations, properties, business, condition (financial or otherwise) or prospects, as the Lender may from time to time reasonably request.

5.  EVENTS OF DEFAULT

    5.1     EVENTS OF DEFAULT

    Each of the following events shall constitute an "EVENT OF DEFAULT" under this Agreement:

       5.1.1 Payment of Principal and Interest. The Borrower failing to pay when due and payable the principal of, or, and except as provided herein, any interest on, the Subordinated Loan, or within five
              (5) days of such payment becoming due and the payable hereunder, any other payment required under Loan Documents.

       5.1.2 Performance of Obligations. The Borrower committing a breach of, or defaulting in the due and prompt performance or observance of any of its covenants or obligations contained in the Loan Documents (other than a payment obligation as set forth in Subsection 5.1.1) which, if capable of being remedied or cured, is not remedied or cured within thirty (30) days from the earlier of
              (i) the Borrower becoming aware of such breach or default and
              (ii) notice in writing having been given by the Lender to the Borrower specifying such breach or default and requiring the Borrower to remedy or cure such breach or default or to cause such breach or default to be remedied or cured.

       5.1.3 Other Indebtedness. The Borrower is in default under its Credit Agreement or other senior indebtedness or any other indebtedness in excess of $10,000,000 and, in each case, the creditors thereof have accelerated such indebtedness.

       5.1.4 Insolvency. The Borrower (i) admits in writing its inability to pay its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief, reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or any substantial part of its assets or
              (v) takes corporate action for the purpose of the foregoing.

       5.1.5 Dissolution, Winding-up, Liquidation. A court or other governmental authority of competent jurisdiction enters an order
              (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Borrower or any substantial part of its assets, (ii) for relief or approving a petition for relief, reorganization or any other petition in bankruptcy or for liquidation of the Borrower or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction or (iii) for the dissolution, winding-up or liquidation of the Borrower, or any such petition shall be filed against the Borrower and not be dismissed within ninety (90) days.

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    5.2     PERFORMANCE BY THE LENDER

    If the Borrower fails to perform any covenant, obligation, or agreement contained in any of the Loan Documents, the Lender may perform or attempt to perform such covenant, obligation or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Lender, pay on demand any amount expended by the Lender in such performance or attempted performance to the Lender, together with interest thereon at the annual interest rate applicable to the Subordinated Loan from the date of such expenditure until paid. Notwithstanding the foregoing, the Lender shall not assume any liability or responsibility for the performance of any covenant, obligation or agreement of the Borrower under any of the Loan Documents or control over the management and affairs of the Borrower.

    5.3     REMEDIES UPON EVENT OF DEFAULT

    Subject to the Subordination Agreements, if an Event of Default shall have occurred and be continuing, the Lender may, in addition to any other rights or recourse it may have at law or under the Loan Documents, declare the principal of, and all interest then accrued on, the Subordinated Loan and all other obligations of the Borrower to be forthwith due and payable, whereupon the same shall forthwith become due and payable and/or exercise and enforce any of the Lender's rights and remedies under the Loan Documents.

6.  MISCELLANEOUS

    6.1     WAIVER

    No failure to exercise, and no delay in exercising, on the part of the Lender, any right or remedy under the Loan Documents shall operate as a waiver thereof. No waiver of any provision of any Loan Document, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the specific instance and purpose for which given.

    6.2     SEVERABILITY

    If any provision of any Loan Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable; such Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Document; and the remaining provisions of such Loan Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Document.

    6.3     BINDING EFFECT AND ASSIGNMENT

    The Loan Documents shall be binding upon and ensure to the benefit of the Borrower and the Lender and their respective successors, assigns and legal representatives; provided, however, that the Borrower shall not, without the prior written consent of the Lender, assign any rights or obligations thereunder or any interest therein. For greater certainty, the transfer of the Borrower's rights and obligations pursuant to the merger or amalgamation of the Borrower with another Person shall be deemed not to constitute an assignment for the purposes of this provision. The Lender may sell, assign or transfer all or any portion of the Lender's rights and obligations under the Loan Documents to any Person.

    6.4     ENTIRETY

    The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

    6.5     INDEMNITY

    The Borrower shall indemnify and hold harmless the Lender and its representatives (each, an "INDEMNIFIED PERSON") from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including, without limitation, counsel's fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by

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    any Indemnified Person as the result or arising out of credit having been extended, suspended or terminated under any Loan Document and the administration of such credit and in connection with or arising out of the transactions contemplated under any Loan Document and any actions or failures to act in connection therewith and any legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any Loan Document (collectively, "INDEMNIFIED LIABILITIES"); provided, that the Borrower shall not be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from that Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction.

    6.6     REMEDIES CUMULATIVE

    The rights and remedies under the Loan Documents are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have.

    6.7     TERM OF AGREEMENT

    The term of this Agreement is until the payment in full of all the obligations of the Borrower pursuant to the Loan Documents.

    6.8     ADDRESS FOR NOTICE

    Any notice or other communication required or permitted to be given under the Loan Documents shall be in writing and, except as otherwise provided herein, shall be personally delivered or transmitted by telecopier to the party for whom it is intended at the address of such party set out below or to such other address as such party may designate to the other party by notice in writing delivered in accordance with this Section 6.8:

    (1) If to the Borrower:

       Videotron (1998) ltee
       300 Viger Avenue East
       Montreal, Quebec
       H2X 3W4
       Attention: Vice President, Control
       Telecopier: (514) 985-9068

    (2) If to the Lender:

       Quebecor Media Inc.
       612 St-Jacques Street
       13th Floor
       Montreal, Quebec
       H3C 4M8
       Attention: Vice President and Treasurer
       Telecopier: (514) 380-1983

    Any such notice or communication sent as aforesaid shall be deemed to have been received by the party to whom it is addressed (i) upon receipt, if personally delivered and (ii) if telecopied before 3:00 p.m. on a Business Day, on that day and if telecopied after 3:00 p.m. on a Business Day or if telecopied on a day other than a Business Day, on the Business Day next following the date of transmission; provided, however, that in the event normal courier service or telecopier service shall be interrupted by strike, force majeure or other cause, then the party sending the notice or communication, shall utilize any other mode of communication which shall ensure prompt receipt of such notice or communication by the other party or parties.

    6.9     GOVERNING LAW AND JURISDICTION

    The Loan Documents and all matters arising under the Loan Documents shall be governed by, and construed in accordance with, the laws in force in the Province of Quebec and the laws of Canada applicable herein. The

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    parties submit to the exclusive jurisdiction of the courts of the Province of Quebec any matter arising out of or in connection with the Loan
    Documents.

    6.10    INCONSISTENT PROVISIONS

    In the event of any inconsistency between the provisions of this Agreement and the provisions of the Promissory Note, the provisions of this Agreement shall prevail to the extent of the inconsistency.

    6.11    COUNTERPARTS

    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

    6.12    DEFAULT BY LAPSE OF TIME

    The Borrower shall be put in default to perform its obligations hereunder by the mere lapse of time for performing such obligations without the necessity of any demand or notice of default.

    6.13    LANGUAGE

    The Borrower and the Lender confirm that they have requested that this Agreement and all documents and notices contemplated thereby be drawn up in the English language. L'EMPRUNTEUR ET LE PRETEUR CONFIRMENT AVOIR REQUIS QUE CETTE CONVENTION ET TOUS LES DOCUMENTS ET AVIS QUI Y SONT ENVISAGES SOIENT REDIGES EN LANGUE ANGLAISE.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                                       VIDEOTRON (1998) LTEE

                                                       per: /s/ RAYMOND MORISSETTE
                                                            ----------------------------------------------
                                                            Name:  Raymond Morissette
                                                            Title:   Vice President, Control

                                                       QUEBECOR MEDIA INC.

                                                       per: /s/ MARK D'SOUZA
                                                            ----------------------------------------------
                                                            Name:  Mark D'Souza
                                                            Title:   Vice President and Treasurer

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                                   SCHEDULE A
                                PROMISSORY NOTE

    FOR VALUE RECEIVED, VIDEOTRON (1998) LTEE., a company duly incorporated under the laws of Quebec (including any successor thereto) (the "BORROWER"), hereby promises to pay to QUEBECOR MEDIA INC., a company duly incorporated under the laws of Quebec and any successor thereto (the "LENDER"), at the registered office of the Lender located in the City of Montreal, Province of Quebec, the principal sum of one billion and one hundred million dollars ($1,100,000,000.00) in the lawful currency of Canada, on the 16th day of January, 2019, and pay interest from the date hereof on the said sum or the amount thereof from time to time remaining unpaid, in the same currency and at the same place, at a rate calculated and payable in accordance with the terms and conditions of the Agreement (as such term is defined herein below).

    This promissory note is issued pursuant to Section 2.1 of the Agreement between the Borrower and the Lender dated as of January 16, 2004 (the "AGREEMENT"). Reference is hereby made to the Agreement, the terms and conditions of which govern this promissory note. In the event of any conflict or inconsistency between the provisions of the Agreement and those of this promissory note, the provisions of the said Agreement shall prevail.

    The Borrower hereby waives presentment for payment, notice of non-payment, protest and notice of protest and other notices of any kind in the enforcement of this promissory note.

    SIGNED THIS 16th day of January, 2004.

                                                       VIDEOTRON (1998) LTEE

                                                       per: /s/ RAYMOND MORISSETTE
                                                            ----------------------------------------------
                                                            Name:  Raymond Morissette
                                                            Title:   Vice President, Control

                                                       QUEBECOR MEDIA INC.

                                                       per: /s/ MARK D'SOUZA
                                                            ----------------------------------------------
                                                            Name:  Mark D'Souza
                                                            Title:   Vice President and Treasurer